EXHIBIT 23.2
McGladrey & Pullen
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Ames National Corporation
Ames, Iowa

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Ames National Corporation of our report, dated January 20, 2006 related to our audits of the consolidated financial statements appearing in this Annual Report on Form 10-K of Ames National Corporation for the year ended December 30, 2007.

/s/ McGladrey & Pullen LLP

Des Moines, Iowa
March 14, 2008